Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

To:	Date of Grant:	Number of Shares:

Spinnaker Exploration Company, a Delaware corporation (the “Company”), is pleased to grant you an award (the “Plan Award”) consisting of an aggregate of              shares (the “Restricted Shares”) of the Company’s authorized Common Stock, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Award Agreement”) and the Spinnaker Exploration Company 2001 Stock Incentive Plan (the “Plan”). The Plan Award is governed by the terms of this Award Agreement and, where appropriate, the Plan. Any terms not defined herein shall have the meaning set forth in the Plan.

This Award Agreement sets forth the terms of the agreement between you and the Company with respect to the Restricted Shares. By accepting this Award Agreement, you agree to be bound by all of the terms hereof.

1. Definitions. As used in this Award Agreement, the following terms have the meanings set forth below:

1.1 “Affiliate” means any entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.2 “Board” means the Company’s Board of Directors.

1.3 “Change in Control” means, notwithstanding the terms of the Plan or any provision herein to the contrary, the occurrence of any of the following events:

1.3.1 The merger or consolidation of the Company, provided that immediately after such merger or consolidation less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity and of the parent company of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the 1934 Act), in the aggregate, by the stockholders of the Company immediately prior to such merger or consolidation; or

1.3.2 The acquisition of ownership or control (including, without limitation, power to vote) by any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), other than as a result of a merger or consolidation of the Company described in subsection 1.3.1, above.

1.4 “Committee” shall mean the Board or the committee appointed by the Board to administer part or all of the Plan.

1.5 “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph IX of the Plan.

1.6 “Date of Grant” means the date set forth in the first line of this Award Agreement.

1.7 “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

1.8 “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

1.9 “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

1.10 “Plan Award” has the meaning set forth in the first paragraph of the Award Agreement.

2. Escrow of Restricted Shares. The Company shall issue in your name a certificate or certificates representing the Restricted Shares and retain that certificate or those certificates until the restrictions on such Restricted Shares expire as described in Sections 5, 6, or 7 of this Award Agreement or the Restricted Shares are forfeited as contemplated in Sections 4 and 7 of this Award Agreement. You shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. You hereby agree that the Company shall hold the certificate or certificates representing the Restricted Shares and the related stock powers pursuant to the terms of this Award Agreement until such time as such certificate or certificates are either delivered to you or canceled pursuant to this Award Agreement.

3. Ownership of Restricted Shares. From and after the time that a certificate or certificates representing the Restricted Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board, subject, however, to the terms, conditions and restrictions set forth in this Award Agreement.

4. Restrictions; Forfeiture. The Restricted Shares are restricted in that they may not be sold, pledged, exchanged, disposed of, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Section 5, 6, or 7 of this Award Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company. You hereby agree that if the Restricted Shares are forfeited, as provided in Section 7, the Company shall have the right to deliver the certificate(s) representing the Restricted Shares to the Company’s transfer agent for cancellation or, at the Company’s election, for transfer to the Company to be held by the Company in treasury or any designee of the Company.

5. Expiration of Restrictions and Risk of Forfeiture. The restrictions on all of the Restricted Shares granted pursuant to this Award Agreement will expire and such Restricted Shares shall become transferable and nonforfeitable according to the schedule set forth in this Section 5, provided, however, that such restrictions will expire on such dates only if you have been an Employee continuously from the Date of Grant through the applicable vesting date.

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which the Restricted Shares are Transferable and Nonforfeitable
First Anniversary of the Date of Grant	0%
Second Anniversary of the Date of Grant	0%
Third Anniversary of the Date of Grant	75%
Fourth Anniversary of the Date of Grant	100%

6. Adjustment Provisions.

6.1 Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of any recapitalization, reorganization, merger, consolidation, combination, split-up, split-off, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the Date of Grant, the Restricted Shares and this Award Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of Restricted Shares subject to this Award Agreement.

6.2 Change in Control of the Company. Upon a Change in Control, the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

7. Termination of Employment.

7.1 Forfeiture. Subject to Section 5, if your employment relationship with the Company or any of its Subsidiaries is terminated for any reason (including by reason of your death or Disability), then that portion, if any, of this Plan Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Plan Award for which restrictions have expired as of the date of such termination shall survive such termination.

7.2 Effect of Employment Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 7 and any employment agreement entered into by and between you and the Company, the terms of the employment agreement shall control.

8. Leave of Absence. With respect to the Plan Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9. Delivery of Certificates of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Sections 5, 6, and 7 of this Award Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

10. Conditions to Delivery of Stock and Registration. Nothing herein shall require the Company to issue any shares with respect to the Plan Award if (a) that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect or (b) the withholding obligation as provided in Section 15 has not been satisfied.

From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

11. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

12. Remedies. The parties to this Award Agreement agree that each shall bear its own share of expenses and fees, including, but not limited to, attorneys’ expenses and fees incurred in connection with the enforcement of the terms and provisions of this Award Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

13. Information Confidential. As partial consideration for the granting of the Plan Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Award Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

14. Consideration. No restriction on the Restricted Shares shall lapse unless and until you have performed services for the Company or any of its Subsidiaries that the Company believes is equal to or greater in value than the par value of the Common Stock subject to this Plan Award.

15. Payment of Taxes. The Company may from time to time, in its discretion, require you to pay to the Company (or the Company’s Affiliate if you are an employee of an Affiliate of the Company), the amount that the Company deems necessary to satisfy the Company’s or its Affiliate’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Plan Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value, as defined in the Plan, at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Common Stock to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value, as defined in the Plan, at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Common Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value, as defined in the Plan, of any shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

16. Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in this Award Agreement shall confer upon you the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment at any time.

17. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Award Agreement or the Restricted Shares granted hereunder, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

18. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

19. Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

20. Company Action. Any action required of the Company shall be by resolution of its Board or by a Person authorized to act by resolution of the Board.

21. Severability. If any provision of this Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Notices. All notices required or permitted under this Award Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Award Agreement and the Plan.

23. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

24. Successors. This Award Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

25. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

26. Governing Law. All questions arising with respect to the provisions of this Award Agreement shall be determined by application of the laws of the State of Delaware and without regard to Delaware’s choice of law provisions, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

27. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

28. Amendment. This Award Agreement may be amended by the Board; provided, however, that no amendment may decrease your rights inherent in this Plan Award prior to such amendment without your express written consent.

29. The Plan. This Award Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

By:
Name: